UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 21, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Introductory Note

On October 21, 2011, the Board of Directors (the “Board”) of Cantel Medical Corp. (the “Company”), upon the recommendation of its Compensation Committee, approved certain amendments to the (A) Cantel Medical Corp. 2006 Equity Incentive Plan (the “Equity Plan”), (B) Cantel Medical Corp. Annual Incentive Compensation Plan (the “AIC Plan”) and (C) Cantel Medical Corp. Long Term Incentive Plan (the “LTIP”).  The amendments were made primarily to ensure consistency among the Equity Plan, AIC Plan and the LTIP.  The following sections of this Item 5.02 summarize the material amendments to the Equity Plan, AIC Plan and LTIP, but do not purport to be complete and are qualified in their entirety by the terms and conditions of the Equity Plan, AIC Plan and LTIP, copies of which are attached as Exhibits 10.1 — 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The Company is currently party to Executive Severance Agreements, each dated as of January 1, 2010 (each as amended to date, the “Severance Agreements”), with certain of its executive officers, including Andrew A. Krakauer (President and Chief Executive Officer), Seth R. Segel (Executive Vice President), Craig A. Sheldon (Senior Vice President, Chief Financial Officer and Treasurer) and Eric W. Nodiff (Senior Vice President, General Counsel and Secretary). The Compensation Committee is currently in the process of reviewing and revising the Severance Agreements, subject to approval by the Board of Directors, to ensure consistency with the Equity Plan, AIC Plan and LTIP, as amended, and to reflect recent changes to Section 409A of the Internal Revenue Code.

Amendment of 2006 Equity Incentive Plan

On October 21, 2011, the Board, upon the recommendation of its Compensation Committee, approved certain amendments to the Equity Plan.  Except as set forth below with respect to certain amendments that are subject to stockholder approval, all of the amendments are effective as of that date.  All capitalized terms set forth in this section have the meanings set forth in the Equity Plan.  The following summary of the amendments is qualified in its entirety by the copy of the Equity Plan attached as Exhibit 10.1 hereto:

•                  clarifying and providing the default rules for the vesting of Restricted Stock Awards, specifically that (A) except to the extent the Committee specifies a longer vesting schedule in the Restricted Stock Agreement, Awards granted to non-employee Directors or employee Directors in their capacity as Directors will vest on the first anniversary of the grant of such Award, and (B) Awards granted to all other participants will vest in 3 annual installments; provided, however, that in each case, the Award recipient must be employed by the Company or in service as a Director, as applicable, for such Award to vest;

•                  clarifying and providing that the Committee has discretionary authority to accelerate the vesting of Restricted Stock Awards and Options and, subject to the term of any Option and Stock Appreciation Right, determine the post termination exercise period with respect to such Award;

•                  creating special rules regarding vesting and exercisability of certain Awards in connection with a participant’s Retirement, specifically, Options and Stock Appreciation Rights will vest in full in connection with a Retirement and will continue to remain exercisable for the term of such Award;

•                  creating special rules regarding vesting of Awards in connection with a participant’s death, specifically, providing for automatic vesting of all Restricted Stock, Options and Stock Appreciation Rights upon a participant’s death;

•                  creating special rules regarding vesting and exercisability of Awards in connection with a participant’s Disability, specifically providing that in the event that a termination of service results from a participant’s Disability, any Options, Stock Appreciation Rights or Restricted Stock that would have vested within the 12 month period following the termination date but for the participant’s cessation of service with the Company, will automatically vest as of the termination date; and

•                  establishing an order of priority in the event the terms and conditions of the Equity Plan conflict with the terms and conditions of certain other benefit plans maintained by the Company.

In addition to the amendments summarized above, the Board, upon the recommendation of its Compensation Committee, also approved amendments to (A) increase by 400,000 the aggregate number of Shares of common stock available for issuance under the Equity Plan, all of which are authorized for issuance as Restricted Stock Awards and Performance Awards (the “Share Increase Amendment”) and (B) limit both the maximum number of Shares with respect to which a participant may be granted Awards under the Equity Plan during any calendar year and the maximum number of Shares that may be issued to any participant during any calendar year as Options or Stock Appreciation Rights during any calendar year (the “Share Cap”) to 75,000 (the “Share Cap Amendment”).  While the Share Cap Amendment is effective as of October 21, 2011, the Share Increase Amendment remains subject to stockholder approval and will not become effective until such approval is received.  The Board intends to submit both the Share Increase Amendment and Share Cap Amendment to the stockholders of the Company for their approval (in the case of the Share Increase Amendment) or ratification (in the case of the Share Cap Amendment) at the next annual meeting of the stockholders.  In the event the stockholders approve the Share Increase Amendment, the maximum number of Shares that may be issued under the Plan will increase from 2,085,000 to 2,485,000 Shares, with (i) the number of Shares being authorized for issuance pursuant to Options and Stock Appreciation Rights remaining at 1,200,000 and (ii) the number of Shares authorized for issuance pursuant to Restricted Stock Awards and Performance Awards being increased from 885,000 to 1,285,000 (inclusive of prior Awards under the Plan).  In the event the stockholders do not approve the Share Increase Amendment, the Shares that may be issued under the Plan will remain at 2,085,000 Shares, with (i) the number of Shares being authorized for issuance pursuant to Options and Stock Appreciation Rights remaining at 1,200,000 and (ii) the number of Shares authorized for issuance pursuant to Restricted Stock Awards and Performance Awards remaining at 885,000 (inclusive of prior Awards under the Plan).  In either case, the effectiveness of the Share Cap Amendment will not be affected.

Amendment of Short Term Incentive Plan

On December 17, 2009, the Board, upon the recommendation of its Compensation Committee, adopted the AIC Plan, a copy of which the Company filed with the Securities and Exchange Commission (“SEC”) on December 23, 2009 under the cover of a Current Report on Form 8-K.  On October 21, 2011, the Board, upon the recommendation of its Compensation Committee, approved certain amendments to the AIC Plan, including, but not limited to, amendments:

•                  establishing a range of potential performance metrics that could be utilized by the Compensation Committee to evaluate the performance of AIC Plan participants;

•                  clarifying that, subject to certain exceptions, AIC Plan participants must be actively employed by the Company on the date an award is paid to receive such award;

•                  defining “Retirement” for purposes of the AIC Plan as the termination of employment (other than as a result of death or disability) on or after (i) the AIC Plan participant’s 60th birthday if he or she has completed at least 15 years of service with the Company or (ii) the AIC Plan participant’s 65th birthday if he or she has completed at least 10 years of service with the Company; and

•                  establishing an order of priority in the event the terms and conditions of the AIC Plan conflict with the terms and conditions of certain other benefit plans maintained by the Company.

Amendment of Long Term Incentive Plan

On December 17, 2009, the Board, upon the recommendation of its Compensation Committee, adopted the LTIP, a copy of which the Company filed with the Securities and Exchange Commission (“SEC”) on December 23, 2009 under the cover of a Current Report on Form 8-K.  On October 21, 2011, the Board, upon the recommendation of its Compensation Committee, approved certain amendments to the LTIP, including, but not limited to, amendments:

•                  providing that in addition to awards of restricted stock and options, performance awards may also be awarded under the LTIP;

•                  establishing a range of potential performance metrics that could be utilized by the Compensation Committee to evaluate the performance of LTIP participants;

•                  clarifying that if an LTIP participant’s employment with the Company is terminated for any reason, the participant will forfeit any non-vested performance awards;

•                  providing that upon a termination of an LTIP participant’s employment (i) by the participant for “Good Reason” or “Adequate Reason” or (ii) by the Company other than for “Cause” or “Unacceptable Performance” (as such terms are defined in the participant’s Executive Severance Agreement or, if the participant is not party to an Executive Severance Agreement, the LTIP) or (iii) as a result of the participant’s death, all service-based awards granted under the LTIP will automatically vest as of the date of termination of employment;

•                  providing that if an LTIP participant’s employment with the Company is terminated as a result of the participant’s Retirement (as such term is defined in the participant’s Executive Severance Agreement or, if the participant is not party to an Executive Severance Agreement, the LTIP), all of the options granted to the participant under the LTIP will automatically vest and the participant will forfeit any non-vested restricted stock awards or portions thereof granted under the LTIP unless the Compensation Committee, in its discretion, accelerates the vesting of such non-vested restricted stock awards; and

•                  establishing an order of priority in the event the terms and conditions of the LTIP conflict with the terms and conditions of certain other benefit plans maintained by the Company.

Item 8.01                                             Other Events.

On October 21, 2011, the Company announced that its Board of Directors declared an increase in its semiannual cash dividend from $0.06 to $0.07 per share of outstanding common stock payable on January 31, 2012, to stockholders of record as of the close of business on January 17, 2012.

The Company’s press release dated October 21, 2011, announcing this cash dividend is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are filed herewith:

Exhibit

Exhibit No.	Exhibit Description
10.1	Cantel Medical Corp. 2006 Equity Incentive Plan, as amended October 21, 2011.

10.2	Cantel Medical Corp. Annual Incentive Compensation Plan, as

amended October 21, 2011.

10.3	Cantel Medical Corp. Long Term Incentive Compensation Plan, as amended October 21, 2011.

10.4	Form of 2006 Equity Incentive Plan Stock Option Agreement.

10.5	Form of 2006 Equity Incentive Plan Restricted Stock Agreement.

10.6	Form of 2006 Equity Incentive Plan Director Restricted Stock Agreement.

99.1	Press release of Registrant dated October 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive
Officer

Date: October 27, 2011

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Cantel Medical Corp. 2006 Equity Incentive Plan, as amended October 21, 2011.

10.2	Cantel Medical Corp. Annual Incentive Compensation Plan, as amended October 21, 2011.

10.3	Cantel Medical Corp. Long Term Incentive Compensation Plan, as amended October 21, 2011.

10.4	Form of 2006 Equity Incentive Plan Stock Option Agreement.

10.5	Form of 2006 Equity Incentive Plan Restricted Stock Agreement.

10.6	Form of 2006 Equity Incentive Plan Director Restricted Stock Agreement.

99.1	Press release of Registrant dated October 21, 2011.